UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement	☐	Confidential, for use of the Commission
only (as permitted by Rule 14a-6 (e) (2)).

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CARACO PHARMACEUTICAL LABORATORIES, LTD.
1150 Elijah McCoy Drive
Detroit, Michigan 48202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT
2007

July 30, 2007

Dear Shareholder,

We invite you to attend our 2007 Annual Meeting of Shareholders at 11:00 a.m., Eastern Daylight Saving Time, on September 10, 2007 at the Ritz Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan 48126.

The annual report, which is enclosed, summarizes Caraco’s major developments during fiscal 2007 and includes the fiscal 2007 financials.

Whether or not you plan to attend the Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD.

Sincerely,

Daniel H. Movens
Chief Executive Officer

CARACO PHARMACEUTICAL LABORATORIES, LTD.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	September 10, 2007
Time:	11:00 a.m., Eastern Daylight Saving Time
Place:	Ritz Carlton Hotel
300 Town Center Drive
Dearborn, Michigan 48126

We invite you to attend the Caraco Pharmaceutical Laboratories, Ltd. Annual Meeting of Shareholders to:

1.	Elect three directors for three-year terms expiring in 2010 and upon the election and qualification of their successors.

2.	Transact any other business that is properly submitted before the Annual Meeting or any adjournment(s) of the Meeting.

The record date for the Meeting is July 24, 2007 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Caraco is mailing this Notice of Annual Meeting to those shareholders.

A proxy statement, proxy card and an annual report are enclosed with this Notice. Whether or not you plan to attend the Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card.

A list of shareholders who can vote at the Annual Meeting will be available for inspection by shareholders at the Meeting and for ten days prior to the Meeting during regular business hours at the offices of Caraco, 1150 Elijah McCoy Drive, Detroit, MI 48202.

By Order of the Board of Directors,

Daniel H. Movens
Chief Executive Officer

July 30, 2007

CARACO PHARMACEUTICAL LABORATORIES, LTD.
1150 Elijah McCoy Drive
Detroit, Michigan 48202

2007 PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q:	What is a proxy?

A:

A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Caraco’s Board of Directors is soliciting this proxy. You may also abstain from voting.

2.	Q:	What is a proxy statement?

A:

A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card. Caraco’s proxy statement, together with its enclosed proxy card, was first mailed to shareholders on or about July 30, 2007.

3.	Q:	Who can vote?

A:

Only holders of Caraco’s common stock at the close of business on July 24, 2007, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the Meeting.

4.	Q:	How do I vote if my stock is held in “street name?”

A:

If your Caraco common stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in “street name.” As a beneficial owner, you do not have the right to vote your stock. Only the “record holder” of the stock has such rights. If you wish to vote your stock, you should either (i) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy or (ii) instruct the record holder how you would like the record holder to vote the stock you own.

5.	Q:	What will I vote on at the Meeting?

	A:	At the Annual Meeting, shareholders will vote to:

		1.	Elect three directors for three-year terms expiring in 2010 and upon the election and qualification of their successors.

		2.	Transact any other business that is properly submitted before the Annual Meeting or any adjournment(s) of the Meeting.

6.	Q:	Who can attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting only if you were a Caraco shareholder as of the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

The Meeting will begin promptly at 11:00 a.m., local time. Check-in will begin at 10:30 a.m., and you should allow ample time for the check-in procedures.

7.	Q:	How does the Board of Directors recommend I vote on the proposal?

	A:	The Board of Directors recommends a vote “FOR” all of the nominees listed in Proposal 1.

8.	Q:	How can I vote?

A:

You can vote in person or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. If you return your signed proxy card to American Stock Transfer before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

	1.	giving written notice of revocation to Tammy Bitterman, Director, Human Resources, of Caraco, at 1150 Elijah McCoy Drive, Detroit, Michigan 48202;

	2.	submitting another proxy that is properly signed and later dated;

	3.	voting in person at the Meeting (but only if the shares are registered in Caraco’s records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party).

9.	Q:	What is a quorum?

A:

There were 28,732,094 shares of Caraco’s common stock outstanding on the Record Date. A majority of the outstanding shares, or 14,366,048 shares, present or represented by proxy, constitutes a quorum. For purposes of a quorum, abstentions and broker non-votes are included. A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals. A broker non-vote may also occur if your broker fails to vote your shares for any reason. A quorum must exist to conduct business at the Annual Meeting.

10.	Q:	How does voting work?

	A:	If a quorum exists, each director must receive the favorable vote of a majority of the shares voted, including abstentions present in person or represented by proxy, but excluding broker non-votes.

Caraco will vote properly executed Proxies it receives prior to the Meeting in the way you direct. If you sign the proxy card but do not specify instructions, the shares represented by Proxies will be voted “FOR” the nominees for directors. No other matters are currently scheduled to be presented at the Meeting. If any matter or matters are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy card to vote the shares represented by the proxy card as they determine.

11.	Q:	Who pays for the costs of the Meeting?

A:

Caraco pays the cost of preparing and printing the proxy statement and soliciting proxies. Caraco will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone. Caraco will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of Caraco’s common stock.

12.	Q:	When are shareholder proposals for the 2008 Annual Meeting due?

A:

All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to the Secretary or Assistant Secretary of Caraco Pharmaceutical Laboratories, Ltd., 1150 Elijah McCoy Drive, Detroit, Michigan 48202, before April 1, 2008.

13.	Q:	How may a shareholder communicate with the Board of Directors?

A:

Shareholders may communicate with the Board of Directors or any member of the Board of Directors by sending a letter addressed to the Board of Directors, c/o Tammy Bitterman, Director, Human Resources, at 1150 Elijah McCoy Drive, Detroit, Michigan 48202. The Board of Directors’ policy is to have all shareholder communications compiled by the Director, Human Resources and forwarded directly to the Board or the director as indicated in the letter. All letters will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

PROPOSAL 1 – ELECTION OF DIRECTORS

Election of Board of Directors

Caraco’s Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting, Caraco shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on three candidate directors. Based on the recommendation of the Board of Directors, the following individuals, each of whom is a current director, are recommended for re-election: Timothy S. Manney, Madhava Reddy and Sudhir V. Valia. Mr. Manney has been a director since 2004, Mr. Reddy has been a director since 2005 and Mr. Valia has been a director since 1997. Each of the nominees has consented to his nomination and has agreed to serve as a director of Caraco if elected.

If any director is unable to stand for re-election, Caraco may vote the shares to elect any substitute nominee recommended by the Board of Directors. If the Board of Directors does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

Caraco’s Board of Directors recommends a vote “FOR” these nominees.

NOMINESS FOR DIRECTORS’ TERMS EXPIRING 2010

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Timothy S. Manney	48	Since May 2002, Mr. Manney has been President and Director of Synova, Inc. (a privately-held information technology staffing and creative–services consulting firm). From 1990 to 2001, Mr. Manney served as the Chief Financial Officer of Covansys Corporation (a publicly-held information technology solutions company).	2004

Madhava Reddy	49	Mr. Reddy is President and Chief Executive Officer of HTC Global Services, Inc., a private Michigan corporation he organized in 1992. HTC Global Services is a global information and technology service and solution provider. HTC Global Services currently has offices in India, Singapore, Australia and Malaysia, and has its corporate offices in Troy, Michigan. Mr. Reddy, a CPA, is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.	2005

Sudhir V. Valia	51	Mr. Valia joined Sun Pharmaceutical Industries Limited (“Sun Pharma”) as a director in January 1994 and has been a full-time director since his appointment in April 1994. He is currently responsible for finance, commercial, operations, projects and quality control. Prior to then, Mr. Valia was a chartered accountant in private practice. Mr. Valia is a qualified chartered accountant in India. Mr. Shanghvi is Mr. Valia’s brother-in-law.	1997

NOMINEES FOR DIRECTORS’ TERMS EXPIRING 2009

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Dilip S. Shanghvi	51	Mr. Shanghvi has served as Chairman of the Board of Directors of Caraco since 1997. Mr. Shanghvi is the founder of Sun Pharma, its Managing Director since its inception in 1993, responsible for marketing, research and development and human resource development, and its Chairman since 1999. Also, since March 2007, Mr. Shanghvi is the Managing Director of Sun Pharma Advanced Research Company Ltd. Mr. Valia is Mr. Shanghvi’s brother-in-law.	1997

Jitendra N. Doshi	56

Mr. Doshi has served as the Executive Director of Sun Pharmaceutical Industries, Inc., a generic pharmaceutical company and wholly-owned subsidiary of Sun Pharma, since 2006. Mr. Doshi has served Caraco in the following positions: Chief Financial Officer (November 2002 to January 2007), Chief Operating Officer (November 2002 to January 2007), interim Chief Executive Officer (September 2003 to May 2005) and Senior Vice President-Commercial (April 2001 to November 2002). From September 1999 to April 2001, Mr. Doshi was employed by Sun Pharma as General Manager – Operations. From 1991 to 1999, Mr. Doshi was Managing Director of Aqua Bearing Ltd., an auto parts manufacturer organized under the laws of the Commonwealth of India.

			2001

Dr. John D. Crissman	68

Dr. Crissman is a tenured professor (since 1990) in the Department of Pathology of Wayne State University’s School of Medicine in Detroit, Michigan. Dr. Crissman was Dean of Wayne State University’s School of Medicine from June 1999 to October 2004. During this same period, he also held the positions of President, Academic Health Center Services, and Senior Vice President for Medical Affairs at the Detroit Medical Center. From 1990 through June 1999, Dr. Crissman was the Chair of Pathology of Wayne State University’s School of Medicine and Specialist-in-Chief, Pathology and Laboratory Service, at the Detroit Medical Center.

2005

DIRECTORS’ TERMS EXPIRING 2008

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Daniel H. Movens	49	Mr. Movens became the CEO of Caraco in May 2005. Prior to this, Mr. Movens was President of Anda, Inc., a wholly-owned subsidiary of Andrx, Inc., a position he held since February 2004. Since 1995 Mr. Movens held a number of positions of increasing responsibility, including Executive Vice President of Operations of Anda, Inc. Mr. Movens was also an Operating Committee member for Andrx Corporation. For fifteen (15) years before joining Anda, Inc., Mr. Movens worked in the retail pharmacy industry, working for independent pharmacies and pharmacy chains.	2005

Sailesh T. Desai	53	Mr. Desai has served as a full-time director of Sun Pharma since 1999, responsible for domestic marketing of some of the divisions dealing in specific therapy segments of pharmaceutical formulations. From 1994 to 1998, Mr. Desai was the principal shareholder and Managing Director of Milmet Laboratories, Pvt. Ltd., a manufacturer and marketer of ophthalmic solutions which was organized under the laws of the Commonwealth of India and merged into Sun Pharma in 1998.	2000

Georges Ugeux	62

In October 2003, Mr. Ugeux founded Galileo Global Advisors LLC (a company offering strategic advice on international business development). From September 1996 to October 2003, Mr. Ugeux was a Group Executive Vice President, International and Research and a member of the Office of the Chief Executive of NYSE. From 1995 until September 1996, Mr. Ugeux served as President of the European Investment Fund. From 1992 until 1995, Mr. Ugeux was President of Kidder, Peabody Europe as well as Managing Director while serving as a member of the Managing Committee of the Board of Directors of Kidder, Peabody, Inc. From 1988 until 1992, Mr. Ugeux was Group Finance Director at Societe Generale de Belgique, a Belgian diversified industrial and financial conglomerate.

			2004

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

During fiscal 2007, the Board of Directors met four times. All of our current directors attended at least 75% of the meetings of the Board and the committees on which they served, except for Messrs. Shanghvi, Desai and Valia. The Board of Directors encourages Board members to attend each Annual Meeting of Shareholders. At the 2006 Annual Meeting of Shareholders, four of the Caraco directors were in attendance. In addition to meetings, the Board and the committees take corporate action through unanimous written consents.

The Board of Directors is fixed at nine members. The Board has determined that Messrs. Crissman, Manney, Reddy and Ugeux are “independent” directors within the meaning of Section 121A of the American Stock Exchange Company Guide (“Amex Company Guide”). Unless a company is a “controlled company” under the Amex Company Guide, a majority of its Board of Directors must be independent. As a result of Sun Pharma owning a majority of the outstanding voting shares, Caraco is a controlled company under Amex Company Guide and is therefore not required (i) to have a majority of independent directors on its Board; (ii) to have the compensation of the chief executive officer and all other officers determined or recommended to the Board either by the Compensation Committee comprised of independent directors or by a majority of the independent directors, and (iii) to have nominations to the Board of Directors either selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors.

Committees of the Board

The Board maintains three standing committees: audit, compensation and independent. These are described below.

Audit Committee. The Audit Committee is responsible for selecting, evaluating, retaining and, where appropriate, replacing Caraco’s independent auditors. Generally, the Audit Committee monitors the integrity of Caraco’s financial statements and the independence and qualifications of the independent auditors. The Audit Committee is governed by a written charter. The Audit Committee’s responsibilities are described in more detail in such charter. A copy of the charter was included as Appendix A to the 2005 Proxy Statement. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee held five meetings in fiscal 2007. The current members of the Audit Committee are Messrs. Manney, Reddy and Ugeux. Mr. Manney is the committee’s Chairman. Each of these members is independent under Section 121(B) of the Amex Company Guide. As further required by such rules, each of the committee members is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Manney is an audit committee financial expert.

Compensation Committee. The Compensation Committee oversees Caraco’s policies and programs for the compensation of its officers. The Committee determines the compensation of our chief executive officer and delegates to him the responsibility to determine the base salaries and bonuses of all officers other than the chief executive officer, under the constraints of an overall limitation on the total amount of compensation to be paid to them. The Compensation Committee is also responsible for the review and approval of compensation programs for officers and employees, including fringe benefits and stock options and/or bonuses, as may be from time to time recommended by management. Grants of options or other equity awards are made by the two “non-employee directors” as defined by 16b-3 who are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee held one meeting during fiscal 2007. The Compensation Committee currently consists of Messrs. Shanghvi, Manney, and Ugeux. Mr. Shanghvi serves as the Chairman.

Independent Committee. The Independent Committee was established to negotiate a products agreement between Caraco and Sun Pharma Global, Inc. (“Sun Global”), a wholly-owned subsidiary of Sun Pharma. In 2005, the Board of Directors ratified and approved the authority of the Independent Committee (with respect to past, present and future actions) to review and approve all related party transactions. The Independent Committee held one meeting during fiscal 2007. The Independent Committee currently consists of Messrs. Crissman, Manney, Reddy and Ugeux. All of the members are independent under Section 121(A) of the Amex listing standards currently in effect. Mr. Ugeux serves as the Chairman.

Nomination of Directors

The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors has not maintained a formal nominating committee because the Board of Directors feels that it is not necessary since the size of the Board is relatively small. While the Board has not established a formal committee, in the past the Board has asked one or two of its directors to meet with a number of candidates and to make recommendations to the full Board. The Board may utilize a variety of methods for identifying potential nominees, including considering potential candidates who come to their attention through current officers, directors, Caraco’s professionals, professional search firms or other persons. Once a potential nominee has been identified, the Board evaluates whether the nominee has the appropriate skills and characteristics to become a director in light of the then make-up of the Board of Directors. This assessment includes an evaluation of the candidate’s judgment and skills, such as experience at a policy setting level, financial sophistication, leadership and objectivity. At a minimum, the Board of Directors believes that all members of the Board should have the highest professional and personal ethics and values.

The Board of Directors considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with Company’s bylaws. The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors if timely notice of such shareholder’s intent has been given in writing to the secretary or an assistant secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements, the accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for an integrated audit of our financial statements and internal control over financial reporting. The integrated audit is designed to express an opinion on our financial statements, an opinion on management’s assessment of internal control over financial reporting and an opinion on the effectiveness of internal control over financial reporting. The Committee’s responsibility is generally to monitor and oversee these processes.

          In the performance of its oversight function, the Committee:

•	Met to review and discuss our audited financial statements for the year ended March 31, 2007 with our management and our independent auditors;

•

Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed the independent auditors’ independence with them;

While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting their audits.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee

Timothy S. Manney (Chairman)
Madhava Reddy
Georges Ugeux

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to its directors, officers and employees. A copy of the Code is available at no charge by contacting the Director, Human Resources, Tammy Bitterman, at 1150 Elijah McCoy Drive, Detroit, MI 48202, or by telephone: (313) 871-8400 or by email: tbitterman@caraco.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Caraco provide information about any shareholder who beneficially owns more than 5% of Caraco’s common stock. The following table provides the required information, as of the Record Date, about the shareholders (who are not officers or directors) known to Caraco to be the beneficial owners of more than 5% of Caraco’s common stock. Caraco relied solely on information furnished by its transfer agent and Schedule 13Ds filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Sun Pharma 17/B Mahal Industrial Estate Mahakali Caves Road Anderi (East), Murbai, 400 093 India	19,044,680(1)	66.3%

Sun Global International Trust Building P.O. Box No. 659, Road Town Tortola, British Virgin Islands	10,662,014(1)	37.1%

(1)

Sun Pharma directly owns 8,382,666 shares of common stock of Caraco and beneficially owns 10,662,014 shares registered in the name of Sun Global. In addition, Sun Global owns 10,336,000 shares of Series B preferred stock which are convertible into 10,336,000 shares of common stock three years from the date of their respective issuance or upon a change in control. Including such Series B preferred stock, Sun Pharma and Sun Global, respectively, beneficially own 75.2% and 53.7% of Caraco.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table contains information, as of the Record Date, about the number of shares of Caraco’s common stock beneficially owned by incumbent directors, the executive officers and by all current directors, nominees and executive officers as a group. The number of shares of common stock beneficially owned by each individual includes shares of common stock which the individual can acquire by September 22, 2007 through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares of common stock listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

Dilip S. Shanghvi (1)	0	(2)	*

Daniel H. Movens (3)	85,000	(4)	*

Mukul Rathi (3)	1,000	(5)	*

Robert Kurkiewicz (3)	7,013		*

Gurpartap Singh Sachdeva (3)	11,800	(6)	*

Dr. John D. Crissman (7)	2,500	(8)	*

Sailesh T. Desai (9)	0	(2)	*

Jitendra N. Doshi (10)	90,000		*

Timothy S. Manney (11)	4,500	(12)	*

Madhava Reddy (13)	2,500	(8)	*

Georges Ugeux (14)	4,500	(12)	*

Sudhir V. Valia (15)	0	(2)	*

All current executive officers and directors as a group (12 persons)	208,813		*

*	Less than 1.0% of the outstanding shares

(1)	The mailing address of Mr. Shanghvi is c/o Sun Pharmaceutical Industries Limited, 17/B, Mahal Industrial Estate, Mahakali Caves Road, Andheri (East), Mumbai 400 093 India.

(2)

Excludes 19,044,680 shares of common stock and 10,336,000 shares of Series B preferred stock beneficially owned by Sun Pharma and Sun Global. (See footnote 1 under “ Security Ownership of Certain Beneficial Owners” and “Transactions of Directors, Executive Officers and Certain Beneficial Holders of Caraco.”) Mr. Shanghvi is the Chairman and Managing Director of, and Messrs. Desai, and Valia are directors of, and Mr. Shanghvi, together with his associate companies, is also the majority shareholder of, Sun Pharma, and, therefore, may be deemed to share investment control over the shares of common stock held by Sun Pharma and Sun Global. Each of Messrs. Desai and Valia disclaims beneficial ownership of the shares of common stock beneficially owned by Sun Pharma and Sun Global.

(3)	The mailing address of each of these holders is 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

(4)

Includes stock options that are currently exercisable to purchase 40,000 shares of common stock and 45,000 shares of stock granted on May 2, 2005 which vest at a rate of 15,000 shares on each anniversary date until fully vested on May 2, 2008.

(5)	Includes stock options that are currently exercisable to purchase 1,000 shares of common stock.

(6)	Includes 1,800 shares held in the name of his wife.

(7)	Dr. Crissman’s mailing address is 540 E. Canfield, Detroit, Michigan 48201.

(8)	Includes stock options that are currently exercisable to purchase 2,500 shares of common stock.

(9)	Mr. Desai’s mailing address is c/o Sun Pharma Advanced Research Centre (SPARC), Village Tandalja, District Baroda, 390 020 India.

(10)	Mr. Doshi’s mailing address is c/o Sun Pharmaceutical Industries, Inc., 270 Prospect Plains Road Cranbury, New Jersey 08512.

(11)	Mr. Manney’s mailing address is c/o Synova, Inc., 1000 Town Center, Suite 700, Southfield, Michigan 48075

(12)	Includes stock options that are currently exercisable to purchase 4,500 shares of common stock.

(13)	Mr. Reddy’s mailing address is c/o HTC Global Services, Inc., 3270 West Big Beaver Road, Troy, Michigan 48084.

(14)	Mr. Ugeux’s mailing address is c/o Galileo Global Advisors, One Rockefeller Center, Suite 1722, New York, New York 10020.

(15)	Mr. Valia’s mailing address is c/o Sun Pharmaceutical Industries Limited, Acme Plaza, Andheri Kurla Road, Andheri (East), Mumbai 400 059 India.

Equity Compensation Plan Information
3-31-07

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	187,800	$8.29	2,516,900

Equity compensation plans not approved by security holders	200,000	$3.50	0 (see discussion below)

Total	387,800	$5.82	2,516,900

The equity compensation plans approved by security holders consists of the 1999 Equity Participation Plan. The above referenced options under the 1999 Plan were granted to employees, directors, former directors and consultants and includes the grant of options and shares of stock under Mr. Movens’ employment agreement. See “Compensation of Executive Officers – Employment Agreements.” The equity compensation plans not approved by security holders consist of options granted to an unaffiliated generic drug company with respect to sign-up options for products. With respect to the formula for one product, the Company has determined it is different from the formula approved by the FDA and manufactured and introduced by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Caraco’s directors, executive officers and persons who own more than ten percent of a registered class of Caraco’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC not later than specified deadlines. To Caraco’s knowledge, based solely on a review of the copies of such reports furnished to Caraco, all directors, executive officers and persons who own more than ten percent of Caraco’s equity securities complied with applicable Section 16(a) filing requirements for fiscal 2007, except as follows: Mr. Movens filed a late report with respect to one transaction, and Sun Pharma and its affiliates filed a late report with respect to one transaction.

TRANSACTIONS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL HOLDERS OF CARACO

The following discloses transactions during fiscal 2007, fiscal 2006, the Transition Period (January 1, 2005 through March 31, 2005) (the “Transition Period”), and calendar year 2004, and proposed transactions between Caraco and several of the incumbent and nominee directors, executive officers and security holders who beneficially hold in excess of five percent of our outstanding shares:

On November 21, 2002, we entered into a products agreement with Sun Global. Under the agreement, which was approved by our independent directors, Sun Global has agreed to provide us with 25 new generic drugs over a 5-year period. In exchange for each new generic drug transferred to us by Sun Global which passes a bioequivalency test, we issue Sun Global 544,000 shares of Series B preferred stock. During fiscal 2007, fiscal 2006, the Transition Period and 2004, Sun Global earned 1,632,000, 4,896,000, 1,632,000 and 3,808,000 shares of Series B preferred stock for three product transfers, nine product transfers, three product transfers and seven product transfers, respectively, as provided under the November 2002 products agreement.

During fiscal 2007, fiscal 2006, the Transition Period and 2004, we purchased approximately $38.8 million, $28.1 million, $5.3 million and $16.7 million, respectively, of our raw materials and formulations from Sun Pharma. We intend to continue to purchase raw materials and formulations from Sun Pharma in fiscal 2008.

During fiscal 2007, fiscal 2006, the Transition Period and 2004, Caraco purchased at Sun Pharma and its affiliates’ cost, approximately $0.8 million, $0.2 million, $0.1 million and $0.6 million, respectively, of machinery and equipment from Sun Pharma and its affiliates. We intend to continue to purchase machinery equipment from Sun Pharma and its affiliates in fiscal 2008.

We entered into two non-cancelable operating leases during 2000 with Sun Pharma to lease production machinery. The leases each require rental payments of $4,245, and expired during fiscal 2006.

Caraco entered into a manufacturing and supply agreement and a distribution and sale agreement in December 2004 with respect to one product with an affiliate of Sun Pharma, Sun Pharmaceutical Industries, Inc. (“SPII”). Caraco entered into another distribution and sales agreement with SPII in the Transition Period with respect to another product. There were no earnings by Caraco from these agreements in 2004. In the Transition Period, Caraco earned $45,000 from the sale and distribution of the first product and $33,000 from the sale and distribution of the second product. In fiscal 2006, Caraco earned $290,000 and $0 from the manufacture, sale and distribution of the first product and from the distribution and sale of the second product, respectively. In fiscal 2007, Caraco earned $291,539 and $0 from the manufacture, sale and distribution of the first product and from the distribution and sale of the second product, respectively.

During the Transition Period, SPARC Bioresearch Private Limited (“SPARC”), an affiliate of Sun Pharma, performed certain analytical studies required as part of the bio-equivalency process for two products. The Company incurred approximately $172,000 of costs during the period for the studies performed by SPARC. No similar studies were performed by SPARC during fiscal 2007, fiscal 2006 or during the year ended December 31, 2004.

In fiscal 2007, Caraco entered into a three-year marketing agreement with Sun Pharma, which was reviewed and approved by the Independent Committee. Under the agreement, the Company purchases selected product formulations offered from Sun Pharma and markets and distributes the same as part of its current product offerings in the U.S., its territories and possession, including Puerto Rico. In fiscal 2007, Caraco earned $1.2 million from the sale and distribution of such products.

Caraco and Sun are currently negotiating a proposed new technology transfer agreement for the transfer of products on a cash basis.

EXECUTIVE OFFICERS

The following table provides current information about Caraco’s executive officers who are not directors.

Name	Age	Five-Year Business Experience	Executive Officer Since

Mukul Rathi	34	Interim Chief Financial Officer (since January 2007); previously, Controller (from December 2005 to July 2007). From May 1999 to December 2005, he was Sr. Executive-Accounts and Manager-Accounts with Sun Pharma. He also served as Officer-Accounts for Century Enka, Ltd. from August 1997 to May 1999. Mr. Rathi graduated from the University of Calcutta in India and subsequently qualified to be a member of the Institute of Chartered Accounts of India.	2007

Robert Kurkiewicz	56	Senior Vice President – Regulatory (since October 2006); previously, Senior Vice President – Technical (October 1998 to October 2006) and Vice President – Quality Assurance (November 1993 to October 1998).	1993

Gurpartap Singh Sachdeva	38	Senior Vice President – Business Strategies (since July 2007); previously Vice President – Sales and Marketing (September 2003 to July 2007) and National Sales and Marketing Manager (September 2000 to September 2003). From May 1998 to September 2000, Mr. Singh was the Manager of Bulk Drugs for Sun Pharma.	2005

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) outlines our compensation philosophy, objectives and processes for our executive officers. It explains how we make executive compensation decisions, the data we use and the reasoning behind the decisions that we make.

Following the CD&A are tables and other information that explain the compensation for our executive officers, including discussion of the potential compensation of our executive officers following termination of employment under different situations.

These tables and narratives are required under the new SEC executive compensation disclosure rules and assist us in communicating our compensation plans to our stockholders.

Compensation Philosophy

Our compensation philosophy extends to all employees, including executive officers, and is designed to align employee and stockholder interests. The philosophy’s objective is to pay fairly based upon the employee’s position, experience and performance. Employees may be rewarded through additional compensation when the company meets or exceeds targeted business objectives. Generally, under our compensation philosophy, as an employee’s level of responsibility increases, a greater portion of his or her total potential compensation becomes contingent upon annual performance.

          The principles of our compensation philosophy are described below:

•	Market-driven. Compensation programs are structured to be competitive both in their design and in the total compensation that they offer.

•	Stockholder-aligned. Certain full-time employees have some portion of their incentive compensation aligned with our financial performance.

•

Performance-based. Certain full-time employees have some portion of their incentive compensation linked to a combination of company, departmental, and/or individual performance. The application of performance measures as well as the form of the reward may vary depending on the employee’s position and responsibilities. A formal performance evaluation process is used to objectively assess individual performance.

Review of Executive Officer Compensation

The Compensation Committee (the “Committee” with respect to this section of the proxy statement) determines the compensation of our chief executive officer and delegates to him the responsibility to determine the base salaries and bonuses of all officers other than the chief executive officer, under the constraints of an overall limitation on the total amount of compensation to be paid to them.

Our current policy is that the various elements of the compensation package are not interrelated in that gains or losses from past equity incentives are not factored into the determination of other compensation. For instance, if options that are granted in a previous year become underwater the next year, the Committee does not take that into consideration in determining the amount of the bonus, options or restricted stock to be granted the next year. Similarly, if the options or restricted shares granted in a previous year become extremely valuable, the Committee does not take that into consideration in determining the bonus, options or restricted stock to be awarded for the next year. In addition, the amount of a cash bonus does not affect the number of options or restricted stock that is granted during a particular year.

We have no policy with regard to the adjustment or recovery of awards or payments if our relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Components of Compensation—Executive Officers

Our executive officers are compensated through the following four components:

•	Base Salary

•	Annual Incentive Compensation

•	Long-Term Incentives (stock options and/or grants of stock)

•	Benefits

These components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and Company performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create stockholder value. We want to ensure that our compensation programs are appropriately designed to encourage executive officer retention and motivation to create stockholder value.

Base salaries, benefits and incentive compensation opportunities are generally targeted between the median and 75th percentile of general survey market data derived from indices covering these same components for pharmaceutical companies and other publicly traded companies of comparable size. We have not used third party consultants to provide us with recommendations or reports.

Base Salaries

Base salaries are targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer’s respective responsibilities, experience, expertise and individual performance are considered.

During 2007, the base salaries for Daniel H. Movens, the Chief Executive Officer, Gurpartap Singh Sachdeva, Senior Vice President – Business Strategies, Robert Kurkiewicz, Senior Vice President – Regulatory and Mukul Rathi, interim Chief Financial Officer, were reviewed. Effective April 1, 2007, the Committee increased the Chief Executive Officer’s annual base salary from $405,600 to $429,936. The Chief Executive Officer, with delegated authority, increased base salaries of the other executive officers, effective April 1, 2007, as follows: Gurpartap Singh Sachdeva from $186,030 to $225,096; Robert Kurkiewicz from $156,818 to $161,522 and Mukul Rathi from $85,000 to $88,400.

Annual Bonus

The annual bonus program is designed to reward management, including executive officers. The bonus amounts that are paid depend substantially on our results for the year under consideration and also on the individual employee’s performance. Our Compensation Committee determines the bonus to be paid to our chief executive officer. Under his employment agreement, he is entitled to up to 50% of his base salary. Our chief executive officer, pursuant to delegated authority, determines the bonuses of the other executive officers. Each can receive a certain percentage of his base salary as bonus. The realization of such percentage by any executive officer, including the chief executive officer is dependent on the achievement of certain strategic and tactical goals related to attainment of Company performance objectives and goals, such as sales and cash flow, and objectives and goals relating to the functional area and individual performance of the particular executive officer. These objectives and goals are set each year, including the relative weight to be given to each target.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the annual bonus program with performance over multi-year periods. Stock grants and option grants help to align the interests of our employees with those of our stockholders.

         We believe that grants of equity-based compensation:

•	Enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	Provide focus, motivation and retention incentive; and

•	Provide competitive levels of total compensation.

We made limited option grants in fiscal 2007 to certain executive officers, as reflected in the tables below. The subcommittee of non-employee members of the Compensation Committee receives recommendations from the chief executive officer, based on the chief executive officer’s subjective judgment of an executive officer’s performance, of the appropriate number of options to be granted to an executive officer other than the chief executive officer. The employment agreement of the chief executive officer requires that he be granted options to purchase no less than 40,000 shares of common stock each year during the term of his agreement. The subcommittee then makes a determination of the amount of options to grant based on its subjective determination of his performance. Options are granted with exercise prices equal to the closing price of our common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years.

Treatment of Dividends

We have not historically paid cash dividends.

Benefits

In addition to cash and equity compensation programs, executive officers participate in the retirement, health and welfare benefit programs generally available to other employees. In a few limited circumstances, we provide other benefits to certain executive officers, such as car allowances and life insurance premiums, as set forth in the tables below.

All executive officers are eligible to participate in the company’s 401(k) plan on the same basis as our other employees. With the exception of those employees deemed “highly compensated,” eligible employees are permitted to defer between 1% and 90% of their salary on a pre-tax basis through bi-weekly payroll deductions. The company matches $0.50 of each $1.00 of each employee’s contribution up to the first 4% of his or her salary.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement or in our Annual Report on Form 10-K for the year ended March 31, 2007.

Members of the Compensation Committee:
Dilip S. Shanghvi (Chairman)
Timothy S. Manney
Georges Ugeux

Compensation Committee Interlocks and Insider Participation

As noted, Mr. Dilip S. Shanghvi is the Chairman of our Compensation Committee and the Chairman of the Board of Caraco, a non-executive position. Mr. Shanghvi is also the Managing Director of Sun Pharma. As disclosed above, Sun Pharma engages in a number of transactions with Caraco. See “Transactions with Directors, Executive Officers, and certain Beneficial Holders of Caraco above.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer and our two most highly compensated executive officers whose total compensation for fiscal 2007 exceeded $100,000. For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis,” above.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Daniel H. Movens - Chief Executive Officer	2007	405,600	200,772	119,250	86,727	1,500	813,849

Jitendra N. Doshi - Chief Financial Officer and Chief Operating Officer (4)	2007	180,391	45,000	—	27,336	4,020	256,747

Mukul Rathi - Interim Chief Financial Officer (5)	2007	78,231	11,399	—	1,930	1,200	92,760

Gurpartap Singh Sachdeva – Senior Vice President - Business Strategies	2007	186,030	36,392	—	650	7,128	230,200

Robert Kurkiewicz - Senior. Vice President - Regulatory	2007	156,818	37,578	—	650	6,245	201,291

(1)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended March 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) of stock awards and thus include amounts from a stock award of 45,000 shares of common stock granted on May 2, 2005 and which vests at a rate of 15,000 shares on each anniversary date until fully vested on May 2, 2008. Disclosure of the assumptions used in the calculation of these amounts are included in note 7 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2007.

(2)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended March 31, 2007, in accordance with SFAS No. 123(R) of stock options granted under our 1999 Equity Participation Plan and thus may include amounts from awards granted in and prior to 2007. We calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model. Disclosure of the assumptions used for grants are included in footnote 8 to the Notes to financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2007.

(3)	The amount shown reflects for each executive officer, other than Mr. Movens, matching contributions to 401(k) and a car allowance, The amount shown for Mr. Movens reflects a life insurance premium.

(4)	Resigned from these positions as of January 29, 2007.

(5)	Appointed interim Chief Financial Officer as of January 29, 2007.

Fiscal 2007 CEO and Executive Officer Compensation

In fiscal 2007, our Compensation Committee increased the base salary of our chief executive officer by 4.0% to $405,600 from the $390,000 required by his employment agreement during his first year of employment. Pursuant to delegated authority, our chief executive officer increased the salary of Gurpartap Singh Sacheva 5.3% to $186,030 from $176,700, of Robert Kurkiewicz 2.2% to $156,818 from $153,450 and of Mukul Rathi 10.4% to $85,000 from $77,000.

In recognition of each executive officer’s and our Company’s performance during fiscal year 2007, and general attainment of their targets, in the first quarter of fiscal 2008, the Compensation Committee approved a bonus for Daniel H. Movens equal to 49% of his base salary, and Mr. Movens, as chief executive officer, pursuant to delegated authority, approved a bonus for Gurpartap Singh Sachdeva equal to 20% of his base salary, a bonus for Robert Kurkiewicz equal to 29% of his base salary, and a bonus for Mukul Rathi equal to 13% of his base salary.

Grants of Plan-Based Awards

We generally award stock options and/or stock under our 1999 Equity Participation Plan which was approved by stockholders.

The subcommittee of non-employee directors recommends and determines the options to be awarded to the chief executive officer. Under his employment agreement, he is entitled to receive during each year of his term of employment options to purchase no less than 40,000 shares of common stock. The subcommittee of non-employee members of the Compensation Committee receives recommendations from the chief executive officer, based on the chief executive officer’s subjective judgment of an executive officer’s performance, of the appropriate number of options to be granted to an executive officer other than the chief executive officer. During fiscal 2007, with respect to executive officers, only Messrs. Movens and Rathi were granted options.

The following table summarizes all grants of plan-based awards during the year ended March 31, 2007 to all named executive officers. For additional information on the plan-based award grants summarized below, please refer to “Compensation Discussion and Analysis,” above.

	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value ($) (1)

Daniel H. Movens	7/11/2006	40,000	9.03	156,108

Jitendra N. Doshi	—	—	—	—

Mukul Rathi	7/11/2006	3,000	9.03	8,684

Gurpartap Singh Sachdeva	—	—	—	—

Robert Kurkiewicz	—	—	—	—

(1)

The amount shown in this column represents full grant date fair value. Value of stock granted is based on “grant date present value” using a Black-Scholes option pricing model using weighted average assumptions at grant date. Disclosure of the assumptions used for grants in fiscal 2007 are included in footnote 8 to the Notes to the financial statement included in our Annual Report on Form 10-K for the year ended March 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of March 31, 2007 regarding unexercised options and stock that has not vested which are outstanding as of March 31, 2007.

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Exercisable	Unexercisable

Daniel Movens 5/02/05	13,333	26,667	8.31	5/2/2011	30,000	365,400

7/11/06	0	40,000	9.03	7/11/2012	—	—

Jitendra N. Doshi	—	—	—	—	—	—

Mukul Rathi, 7/11/06	0	3,000	9.03	7/11/2012	—	—

Gurpartap Singh Sachdeva	—	—	—	—	—	—

Robert Kurkiewicz	10,000	—	0.80	6/4/2007	—	—

(1)	One-third of the stock options and stock grants vest on each anniversary date.

Option Exercises and Stock Vested

The following table sets forth the options exercised by the named executive officers, and the stock of the named executive officers which vested, during the fiscal year ended March 31, 2007.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting #	Value Realized on Vesting $ (2)

Daniel H. Movens	—	—	15,000	184,650

Jitendra N. Doshi	25,000	308,750	—	—

Mukul Rathi	—	—	—	—

Gurpartap Singh Sachdeva	2,000	21,280	—	—

Robert Kurkiewicz	—	—	—	—

(1)

The value realized on exercise is the difference between the closing price of the Company’s common stock at the time of exercise and the option exercise price times the number of shares acquired on exercise.

(2)

The value realized on vesting is obtained by multiplying the number of shares of stock which has vested during the year ended March 31, 2007 by the market value of the Company’s common stock on the vesting date.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Daniel H. Movens, the Chief Executive Officer of Caraco, entered into an employment agreement with Caraco dated as of May 2, 2005 (the “effective date”). Under the employment agreement, Mr. Movens agrees to serve as Chief Executive Officer of the Company for period of thirty-six (36) calendar months which will automatically renew at the end of thirty-six (36) months. However, after the initial thirty-six (36) month period, each party may terminate the agreement upon ninety (90) days written notice to the other party. The agreement provides Mr. Movens with: a base salary during the first year of the agreement of $390,000 (which is to be reviewed annually by the Compensation Committee and adjusted accordingly, in its discretion), a bonus of up to fifty (50%) percent of the base compensation (with twenty-five (25%) percent of the base compensation guaranteed only for the first year), and stock options for 40,000 shares upon the effective date at the fair market value of the common stock on the day immediately preceding the effective date and stock options for not less than 40,000 shares of the Company annually thereafter (all such options to vest over a period of three years from the date of their respective grants), a stock grant on the effective date of 45,000 shares of the Company’s common stock (which will vest over a period of three (3) years), and a stock grant of an additional 10,000 shares if the employment agreement is renewed. In addition, the Company provided for the reimbursement to Mr. Movens of his reasonable relocation expenses up to $50,000.

If Mr. Movens is terminated without cause and for a reason other than for nonperformance, if Mr. Movens terminates for good reason, or if there is a change in control (as defined in the employment agreement) of the Company or Sun Pharma, and Mr. Movens terminates within six months thereof because he reasonably determines that there has been a significant change in the nature and scope of his duties and powers, he is entitled to a lump sum severance payment in an amount equal to 1 ½ times the highest annual base and last earned bonus(es), together with health, vision and dental insurance coverage for a period of at least twelve (12) months, and all stock options and stock grants shall be deemed vested in full. With respect to any such amounts which are considered to be “parachute payments” under Internal Revenue Code §280G, the Company shall pay an additional amount representing a gross-up of any federal, state and local income tax liability arising from such payments. If any of the foregoing triggering events had occurred as of March 31, 2007, Mr. Movens would have received payment (including the value of the benefits and the vested options and stock (assuming the closing stock price on March 30, 2007) of $1,669,240. After one year of employment with the Company, the amount of this severance could be reviewed to be increased to two (2) times the highest annual base and last earned bonus(es).

If Mr. Movens becomes disabled (as defined in the employment agreement), or dies, the Company shall be obligated to pay accrued unpaid salary and benefits for a one (1) year period following such date of disability or death. If Mr. Movens quits before the first anniversary of the employment agreement, he will receive no severance compensation. If Mr. Movens quits after one (1) year of service, the Company shall pay him his base salary for a maximum period of one (1) year following such termination, or until he finds another position, whichever comes first. If this had occurred as of March 31, 2007, Mr. Movens would have received payment of $405,600. In addition, if Mr. Movens is terminated for nonachievement of performance objectives, to be agreed upon, during his first year of employment, the Company will pay him his base salary for a maximum period of one (1) year, or until he finds another position, whichever comes first, and one-third (1/3) of the stock options and stock grants awarded to him will vest. If Mr. Movens is terminated for nonachievement of performance objectives, to be agreed upon, following his first year of employment, the Company will pay him 1 ½ times his base salary for a maximum period of one (1) year or until he finds another position, whichever comes first, and all of his stock options and stock grants awarded to him will vest. If this had occurred as of March 31, 2007, Mr. Movens would have received payment (including the value of the vested options and stock (assuming the closing stock price on March 30, 2007) of $1,656,675. Mr. Movens is under no duty to seek other employment or to attempt in any way to reduce any amounts payable to him by means of mitigation or set off.

The Company and Mr. Movens have also entered into a Confidentiality And Non-Competition agreement, pursuant to which Mr. Movens agrees not to solicit any customer of the Company for business in competition with the Company, or solicit for employment any other employee of the Company, for a period of two (2) years following his termination. In addition, for a period of twelve (12) months following the termination of his employment, Mr. Movens agrees not to engage in any activity within North America which is competitive in any material respect with the business of the Company, including generic pharmaceutical manufacturing and marketing, but excluding wholesale distribution. In addition, for a period of twelve (12) months following termination of his employment, Mr. Movens agrees that he will not perform services for any business or organization, whether as an employee, consultant, advisor, independent contractor, or otherwise, which engages in any activity within North America that is competitive in any material respect with the business conducted by the Company, including any business engaged in generic pharmaceutical manufacturing and marketing and any other business in which the Company generates more than ten (10%) percent of its gross revenues.

Robert Kurkiewicz, the Senior Vice President - Regulatory, entered into a five-year employment agreement on November 22, 1993 which was amended on January 1, 1999 to extend the term until January 1, 2003 and which was further amended on August 30, 2002 to extend the term until December 31, 2007. The agreement, as amended, provides Mr. Kurkiewicz with a salary of $129,800 per year and provides for a car allowance of $380.00 per month. The agreement provides that at the end of the term, it is renewable for successive one-year terms. In the event that Caraco terminates the agreement without cause or Mr. Kurkiewicz terminates the agreement for cause not attributable to him (meaning Caraco failing to make any payment of base salary to him within 30 days after such payment is due), Mr. Kurkiewicz is entitled to receive monthly base salary payments and his premium payments for health insurance benefits for six (6) months from the date of termination. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest. In August 2005, the Compensation Committee increased Mr. Kurkiewicz’s salary to $152,250 annually. If Mr. Kurkiewicz was terminated without cause or he terminates for cause, as set forth above, as of March 31, 2007, he would have received payment (including the value of the benefits and the vested options and stock (assuming the closing stock price on March 30, 2007) of $83,448.

Gurpartap Singh Sachdeva, the Senior Vice President - Business Strategies, entered into an employment agreement with Caraco dated February 1, 2005. The employment agreement provides Mr. Sachdeva with a salary at the rate of $135,000 annually, which may be reviewed and adjusted, and a car allowance of $380.00 per month. The employment agreement is for a term of five (5) years, commencing on February 1, 2005. The agreement automatically renews for successive one-year periods unless terminated by Caraco or Mr. Sachdeva upon ninety (90) days notice. In the event of the death or Disability (as such term is defined in the employment agreement) or if Caraco terminates Mr. Sachdeva for just cause (as such term is defined in the employment agreement), Mr. Sachdeva shall be entitled to his base salary and to benefits earned by him prior to the date of death, Disability or termination for just cause. In the event Caraco terminates Mr. Sachdeva without cause or if Mr. Sachdeva terminates for cause not attributable to him (meaning Caraco failing to make any payment of base salary to him within 30 days after such payment is due), he will receive base salary payments and his premium payments for health insurance benefits for six (6) months from the date of termination. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest. If Mr. Sachdeva was terminated without cause or he terminates for cause, as set forth above, as of March 31, 2007, he would have received payment (including the value of the benefits and the vested options and stock (assuming the closing stock price on March 30, 2007) of $96,603.

Change in Control Arrangements

Under our 1999 Equity Participation Plan, options granted under that plan will become fully exercisable following certain changes in control of our company, such as:

A person, other than Sun Pharma, becomes the owner of a majority of the outstanding shares of our company;

A public announcement is made of a tender or exchange offer by any person, other than Sun Pharma, for 50% or more of the outstanding shares of our company;

The shareholders of our company approve a merger or consolidation with any other corporation or entity, unless, following the merger, the shares outstanding immediately before the merger continue to represent a majority of the outstanding shares of the surviving entity immediately following the merger.

See the disclosure above under “Employment Agreements” with respect to change in control arrangements under Mr. Movens’ employment agreement.

DIRECTOR COMPENSATION

Directors who are employees of Caraco or who are directors and/or employees of Sun Pharma and its affiliates do not receive additional compensation for their service on the Board of Directors and its committees. During 2007, all other directors, the non-employee directors, received an annual retainer of $12,000 and meeting attendance fees of $1,500 per each Board of Directors meeting and each committee meeting attended in person and $500 per each Board of Directors meeting and each committee meeting attended via teleconference. During 2007, the Chairman of the Audit Committee and the Chairman of the Independent Committee received, in addition to the other fees mentioned, an additional $500 for each meeting. No additional committee fees are paid if the committee meets on the same day as the Board meets. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. The following table shows the value of all cash and equity-based compensation paid to the non-employee members of our Board of Directors during the year ended March 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

John D. Crissman M.D.	18,000	8,846	26,846
Timothy S. Manney	22,250	13,482	35,732
Madhava Reddy	20,250	8,846	29,096
Georges Ugeux	19.250	17,759	37,009

(1)

Represents the grant date fair value of such options computed in accordance with FAS 123R. Disclosure of the assumptions used for grants for the year ended March 31, 2007 are included in footnote 8 to the Notes to financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2007.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has appointed Rehmann Robson as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2008.A representative of Rehmann Robson is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for Caraco by Rehmann Robson for the fiscal years ended March 31, 2007 and 2006 are set forth below. The aggregate fees included in the Audit Fee category are fees billed for the audit of Caraco’s fiscal financial statements and review of quarterly financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal 2007	Fiscal 2006

Audit Fees	$156,540	$154,000
Audit Related Fees	—	—
Tax Fees	$21,152	$20,615
All Other Fees	$12,635	$2,700

Total	$190,327	$177,315

Audit Fees for the fiscal years ended March 31, 2007 and 2006 were for professional services rendered for the audits of the financial statements of Caraco, quarterly review of the financial statements included in Caraco’s Quarterly Reports on Form 10-Q, or services that are normally provided by Rehmann Robson in connection with statutory and regulatory filings or engagements for such years, including Rehmann’s Robson’s audit of management’s assessment of internal control over financial reporting as of March 31, 2007 and March 31, 2006.

Tax Fees for the fiscal years ended March 31, 2007 and 2006 were for professional services rendered by Rehmann Robson for services related to tax compliance, tax advice and tax planning.

All Other Fees for the fiscal years ended March 31, 2007 and 2006 were for assistance on SEC reporting requirements.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Pursuant to its charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.

SHAREHOLDERS OF RECORD AS OF JULY 24, 2007 ARE ENTITLED TO RECEIVE A COPY WITHOUT CHARGE OF THE COMPANY’S FISCAL 2007 ANNUAL REPORT TO THE SEC ON FORM 10-K. SHAREHOLDERS WHO WISH TO RECEIVE A COPY OF THIS REPORT SHOULD WRITE TO TAMMY BITTERMAN, DIRECTOR, HUMAN RESOURCES, CARACO PHARMACEUTICAL LABORATORIES, LTD, 1150 ELIJAH MCCOY DRIVE, DETROIT, MICHIGAN 48202.

Daniel H. Movens
Chief Executive Officer

July 30, 2007

CARACO PHARMACEUTICAL LABORATORIES, LTD.

This Proxy is Solicited by the Board of Directors of Caraco Pharmaceutical Laboratories, Ltd.

The undersigned hereby appoints Robert Kurkiewicz or Tammy Bitterman, or either of them, each with power of substitution, to act as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Shareholders (“Annual Meeting”) of Caraco Pharmaceutical Laboratories, Ltd. (“Caraco”) to be held at the Ritz Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan 48126 on Monday, September 10 at 11:00 a.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on all matters coming before the Annual Meeting, including the business identified on this Proxy and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 30, 2007 (“2007 Proxy Statement”).

This revocable Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made on an executed Proxy, this Proxy will be voted by the proxies “FOR” the election as directors of the persons named in Proposal 1. Discretionary authority is conferred by this Proxy with respect to certain matters as described in the 2007 Proxy Statement.

The undersigned acknowledges receipt of the 2007 Proxy Statement. Regardless of whether you plan to attend the Annual Meeting, you can be sure your shares are represented at the Annual Meeting by signing, dating and returning your proxy card in the enclosed envelope.

(Continued and to be signed on the reverse side)

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

CARACO PHARMACEUTICAL LABORATORIES, LTD.

September 10, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

☐	Please detach along perforated line and mail in the envelope provided.	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES. PLEASE SIGN, DATE AND RETURN THE ENVELOPE. PLEASE MARK IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of three directors.		2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or continuation thereof.

NOMINEES:

☐	FOR ALL NOMINEES
		Timothy S. Manney	Please be sure to sign and date this Proxy.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Madhava Reddy	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

☐	FOR ALL EXCEPT	Sudhir Valia
(See instructions below)

INSTRUCTIONS To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.